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                                                                   EXHIBIT 10(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 9, 1999, relating to the financial statements of New York Life Insurance and Annuity Corporation. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
1177 Avenue of the Americas
New York, New York
November 19, 1999